UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 9, 2005

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number) Identification No.)	(I.R.S. Employer

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Carrizo Oil & Gas, Inc. filed a universal shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission on September 9, 2005. The filing of the Registration Statement is intended to provide us with enhanced flexibility in the public offering of our securities. When declared effective, the Registration Statement will permit us, in one or more offerings from time to time, to offer and sell up to $250,000,000 aggregate amount of our common stock, preferred stock, warrants, senior debt securities and junior debt securities. We have no current plans to sell our securities covered by the Registration Statement. At the time we offer any of our securities covered by the Registration Statement for sale, we will prepare and file a prospectus supplement containing specific information about the terms of any such offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. When available, a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from Carrizo Oil & Gas, Inc., Attention: Investor Relations, 1000 Louisiana Street, Suite 1500, Houston, Texas 77002.

Statements in this report, including but not limited to statements regarding our intent with respect to sales of our securities, effect of the Registration Statement and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include our current plans with respect to future events and financial performance and general market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  /s/ S.P. Johnson, IV
Name: S.P. Johnson, IV
Title: President and Chief Executive Officer
Date:  September 9, 2005